Exhibit G
                                                                File No. 70-9727

SOUTHERN COMPANY
(Dollars in thousands)

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

DIVIDENDS RECEIVED FROM SUBSIDIARIES

                           1997                        1998                       1999
                    ------------------         -------------------         ------------------
Alabama Power...... $ 339,600   33.96%         $367,100     35.43%         $399,600    31.95%

Georgia Power......   520,000   51.99%          536,600     51.79%          543,000    43.41%

Gulf Power.........    64,600    6.46%           57,200      5.52%           61,300     4.90%

Mississippi Power..    49,400    4.94%           51,700      4.99%           56,100     4.48%

Savannah Electric..    20,500    2.05%           23,500      2.27%           25,200     2.01%

Southern Energy....         -    0.00%                       0.00%          165,000    13.19%

Others.............     6,032    0.60%                -      0.00%              667     0.05%
----------------------------------------------------------------------------------------------
Total..............$1,000,132  100.00%       $1,036,100    100.00%       $1,250,867   100.00%
                   ==========  =======       ==========    =======       ==========   =======


SUBSIDIARY CAPITAL DISTRIBUTIONS TO SOUTHERN

Alabama Power......      $ -     0.00%              $ -      0.00%              $ -     0.00%

Georgia Power......  205,000    92.56%          270,000    100.00%                -     0.00%

Gulf Power.........        -     0.00%                -      0.00%                -     0.00%

Mississippi Power..        -     0.00%                -      0.00%                -     0.00%

Savannah Electric..        -     0.00%                -      0.00%                -     0.00%

Southern Energy....   16,486     7.44%                -      0.00%                -     0.00%

Others.............        -     0.00%                -      0.00%            3,333   100.00%
----------------------------------------------------------------------------------------------
Total..............$ 221,486   100.00%         $270,000    100.00%         $  3,333   100.00%
                   =========   =======         ========    =======         ========   =======

TOTAL DIVIDENDS & RETURNS OF CAPITAL FROM SUBSIDIARIES

Alabama Power......  $339,600   27.80%         $367,100     28.11%         $399,600    31.86%

Georgia Power......   725,000   59.35%          806,600     61.76%          543,000    43.29%

Gulf Power.........    64,600    5.29%           57,200      4.38%           61,300     4.89%

Mississippi Power..    49,400    4.04%           51,700      3.96%           56,100     4.47%

Savannah Electric..    20,500    1.68%           23,500      1.80%           25,200     2.01%

Southern Energy....    16,486    1.35%                -      0.00%          165,000    13.16%

Others.............     6,032    0.49%                -      0.00%            4,000     0.32%
---------------------------------------------------------------------------------------------
Total..............$1,221,618  100.00%       $1,306,100    100.00%       $1,254,200   100.00%
                   ==========  =======       ==========    =======       ==========   =======


TOTAL DIVIDENDS TO SOUTHERN SHAREHOLDERS

                    $ 889,000                 $ 933,000                   $ 921,000
                    =========                 =========                   =========

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